34 Warren Street           Telephone 020 7383 3200
                            London W1P 5PD           Fax 020 7383 4165/4168
                                                   DX 123593 Regents Park 3
                                      email SilverLevene@Silverlevene.Co.UK
                                                              SILVER LEVENE
                                            Chartered Certified Accountants
                                                        Registered Auditors


The Directors
Junction 15 Limited



                CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Vizacom Inc. of our report dated April 4, 2000 with respect to our audit of the financial statements of Junction 15 Limited included in the Annual Report (Form 10-KSB) of Vizacom Inc. for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


/s/  Silver Levene
SILVER LEVENE
Chartered Certified Accountants
Registered Auditors

London, United Kingdom

April 13, 2000